CODE OF REGULATIONS
                                 AS AMENDED

                          LIQUI-BOX CORPORATION


                                ARTICLE I

                        MEETINGS OF SHAREHOLDERS


Section 1.  Annual Meeting.  The annual meeting of the shareholders of the corporation shall be held during the month of April or at such other time as the Board of Directors may designate in each year on such day and at such time and place as shall be fixed in the notice of the meeting,

for the election of directors, the consideration of reports to be laid before such meeting, and for the transaction of such other business as may be brought before the meeting.



Section 2.  Special Meetings.  Special meetings may be called by the

Chairman of the Board, the President or a majority of the directors by action at a meeting or a majority of the directors acting without a meeting, and shall be called by the Secretary at the request, in writing filed with the Secretary, of holders of record of shares having in the aggregate not less than fifty percent (50%) of the total number of votes of all shares of the corporation outstanding and entitled to be voted at such meetings.



Section 3.  Place of Meetings.  Meetings of shareholders shall be held at the office of the Corporation at Worthington, Ohio unless the Board of

Directors decides that a meeting shall be held at some other place,

within or without the State of Ohio, and causes the notice thereof to so state.



Section 4.  Notices of Meetings.  Unless waived and except as otherwise provided by law, a written, printed or typewritten notice of each annual or special meeting, stating the day, hour and place and the purpose or purposes thereof, shall be served upon or mailed to each shareholder of record entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting.  If mailed, it shall be directed to the shareholder at his address as the same appears on the records of the Corporation.



Section 5.  Waiver of Notice.  Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.  The attendance of a shareholder at any meeting with out protesting (prior to or at the commencement of the meeting) lack of proper notice, shall be deemed to be a waiver of notice of such meeting.



Section 6.  Quorum.  At any meeting, called for any purpose, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or represented by proxy, shall constitute a quorum, except when a greater proportion is required by law.



Section 7.  Voting Rights.  Each outstanding share shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release, or other action,

subject to the rights to cumulative voting as provided by law.  However,

a shareholder shall have no voting rights with respect to shares which have not been fully paid.



Section 8.  Proxies.  A person who is entitled to attend a shareholders'

meeting, to vote thereat, or to execute consents, waivers, or releases,

may be represented at such meeting or vote thereat, and execute consents,

waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.



Section 9.  Record Dates.  The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting, as a record date for the determination of shareholders entitled to notice of such meeting and/or to voting rights thereat.  The directors may also fix a record date for the determination of shareholders entitled to receive payment of any dividend, such date not to be more than sixty (60) days preceding the date fixed for the payment of such dividend.



Section 10.  Action Without Meeting.  Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose.



                               ARTICLE II

                                DIRECTORS



Section 1.  Number of Classification of Directors.



     (A)  Until changed by amendment of this Code of Regulations, by the adoption of new regulations or by action of the directors, the number of directors of the corporation shall be six, divided into two classes consisting of three directors each.  The election of each class of directors shall be a separate election.  At the 1984 annual meeting of shareholders an election shall be held to elect three persons to serve as directors for two years and until their successors are elected and an election shall be held to elect two persons to serve as directors for one year and until their successors are elected.  Until filled as provided in this Code of Regulations, a vacancy shall exist in the class of directors whose terms expire in one year.

     (B)  The directors may change the number of directors and may fill any director's office that is created by an increase in the number of directors; provided, however, that the directors may not reduce the number of directors to fewer than six or the number of directors in each class to fewer than three.  No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.



Section 2.  Qualifications and Nominations.



     (A)  Directors need not be shareholders.

     (B)  Any nominee for election as a director of the corporation may be proposed only by the Board of Directors or by any shareholder entitled to vote for the election of directors.  No person, other than a nominee proposed by the Board of Directors, may be nominated for election as a director of the corporation unless such person shall have been proposed in a written notice, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the corporation at its principal office.  In the case of a nominee proposed for election as a director at an annual meeting of shareholders, such written notice of a proposed nominee shall be received by the Secretary of the corporation on or before the later of (i) February 1, immediately preceding such annual meeting or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of shareholders of the corporation held for the election of directors; provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice required by this subparagraph (B) shall be received by the Secretary within a reasonable time prior to the date of such annual meeting.  In the case of a nominee proposed by a shareholder for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the Secretary of the corporation no later than the close of business on the seventh (7th) day following the day on which notice of the special meeting was mailed to shareholders.  Each such written notice of a proposed nominee shall set forth:  (1) the name, age, business or residence address of each proposed nominee; (2) the principal occupation or employment of each such nominee; (3) the number of common shares of the corporation owned beneficially and/or of record by each such nominee and the length of time any such common shares have been so owned; (4) the name and residence address of the notifying shareholder; and (5) the number of common shares beneficially owned by the notifying shareholder.

     (C)  If a shareholder shall attempt to nominate one or more persons for election as a director at any meeting at which directors are to be elected without having identified each such person in a written notice given as contemplated by, and/or without having provided therein the information specified in, subparagraph (B) of this Section, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as chairman of the meeting determines that the facts warrant the acceptance of such nomination.



Section 3.  Election of Directors.  Directors shall be elected at each annual meeting of the shareholders to succeed the class of directors whose terms shall expire in that year, but if the annual meeting is not held or one or more of such directors are not elected thereat, they may be elected at a special meeting called and held for that purpose.  Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election but, unless such a request is made, the election may be conducted in any manner approved at the meeting.  At all elections of directors, the candidates receiving the greatest number of votes shall be elected.



Section 4.  Term of Office.  At each annual meeting of shareholders after the 1984 annual meeting, directors shall be elected to serve for terms of two years, so that the term of office of one class of directors shall expire in each year.



Section 5.  Vacancies.  A vacancy in the Board of Directors may be filled to serve for the remainder of the full term by a majority vote of the remaining directors though less than a majority of the whole authorized number of directors.



Section 6.  Compensation.  Each director shall be entitled to reimburse ment for his expenses incurred in attending meetings or otherwise incurred in connection with his attention to the business of the

Corporation.  Each director, for his services as a director, shall be entitled to receive such reasonable compensation as the Board shall from time to time fix.  Such compensation may be a salary or a fee for attendance at a meeting of the Board of both.



Section 7.  Self-dealing.  A director shall not be disqualified from dealing or contracting with the Corporation as vendor, purchaser,

employee, agent or otherwise; nor shall any transaction or contract or act of this Corporation be void or voidable or in any way affected or invalidated by the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder, director or officer is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the Corporation for or in respect to any such transaction or contract or act of this Corporation for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the

Corporation which shall authorize or take action in respect to any such contract or transaction, or act, and may vote to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, director or officer were not interested in such transaction or contract or act.



Section 8.  Removal.  All the directors, or all the directors of a particular class, or any individual director, may be removed from office by the shareholders, with or without assigning any cause, only by the affirmative vote of the holders of eighty percent (80%) of the voting power entitled them to elect directors, or an individual director, in place of those to be removed.  In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.  Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the

Board.  The directors may remove any director only in the manner provided by law.



                               ARTICLE III

                          MEETINGS OF DIRECTORS


Section l.  Meetings of the Board.  A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders'

meeting at which directors are elected.  Notice of such meeting need not be given.  Regular meetings of the Board of Directors may be held at such times and places as may be provided in by-laws or resolutions adopted by the Board.  Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President or any member of the Board.



Section 2.  Notice of Special Meetings.  Unless waived, notice of the time and place of each special meeting of the Board of Directors shall be given by mail, telegram, cablegram or radiogram to each director,

addressed to him at his residence or usual place of business, or shall be given in person or by telephone, not less than forty-eight (48) hours before the time fixed for the meeting.  Such notice need not specify the purposes of the meeting, and unless otherwise indicated in the notice,

any business may be transacted at the meeting.



Section 3.  Waiver of Notice.  Any director, either before or after any meeting, may waive any notice required to be given by law or under these

Regulations.  The attendance of a director at any meeting without protesting (prior to or at the commencement of the meeting) lack of proper notice, shall be deemed to be a waiver of notice of such meeting.



Section 4.  Place of Meetings.  Meetings of the Board of Directors may be

held at any place within or without the state of Ohio.



Section 5.  Quorum.  A majority of the qualified directors at any time in office shall constitute a quorum for a meeting of the Board of Directors for all purposes.  The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board.



Section 6.  Action Without Meeting.  Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting in a writing or writings signed by all the directors.



Section 7.  Committees.  The Board of Directors may, in its discretion,

by the affirmative vote of a majority of the whole Board of Directors,

appoint committees, including an executive committee, of not less than three directors on any one such committee.  The committees shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them.  Except as otherwise provided in the resolutions appointing an executive committee, such executive committee shall, during the intervals between the meetings of the Board of

Directors, possess and may exercise all of the powers of the Board of

Directors in the management of the business and affairs of the corporation.  The committees may act by a majority of its members at a meeting or by a writing or writings signed by all members of the committee.  The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.  The committees shall keep full and fair records and accounts of their proceedings and transactions.  All action by the committees shall be reported to the Board of Directors at the meeting next succeeding such action.



                               ARTICLE IV

                                OFFICERS



Section l.  Officers Designated.  The Board of Directors shall, at their first meeting following the annual meeting of shareholders, elect a

Chairman of the Board, a President, such number of Vice-Presidents as the

Board may from time to time determine, a Secretary and a Treasurer.  The

Board may from time to time create such other offices and so elect such other officers and assistant officers as it may deem necessary.  The

Chairman of the Board and the President shall be, but the other officers need not be, chosen from among the members of the Board of Directors.



Section 2.  Term of Office.  Officers of the Corporation shall hold office during the pleasure of the Board of Directors, and unless sooner removed by the Board, until the next election of officers by the Board.

The Board may remove any officer at any time, with or without cause, and may fill a vacancy in any office, however occurring.



Section 3.  Compensation.  The Board of Directors, irrespective of any personal interest of any of its members, may fix, or it may delegate authority to fix, the Compensation of officers.  "Compensation" includes,

without limitation of the generality of the term, salaries, bonuses,

percentage compensation, participation under profit-sharing and extra-

compensation plans, pensions, and disability or death benefits.



                                ARTICLE V

                           DUTIES OF OFFICERS



Section l.  Chairman of the Board.  The Chairman of the Board shall be the chief executive officer of the Corporation and its subsidiaries and shall be Chairman of the Board of Directors.  He shall preside at all meetings of shareholders and directors.  He shall have all the authority and duties prescribed by law and such other authority and duties as the

Board of Directors may from time to time determine.



Section 2.  President.  The President shall be the chief operating officer of the Corporation and its subsidiaries.  He shall have all the authority and duties prescribed by law and such other authority and duties as the Board of Directors or Chairman of the Board may from time to time determine.



Section 3.  Executive Vice President.  The Executive Vice President shall be General Manager in charge of all operations and auxiliary enterprises.

He shall have all the authority and duties prescribed by law and such other authority and duties as the Board of Directors or Chairman of the

Board or President may from time to time determine.



Section 4.  Vice Presidents.  Vice Presidents shall perform such duties as may from time to time be assigned to them by the Board of Directors or the Chairman of the Board or President.



Section 5.  Assistant Vice Presidents.  Assistant Vice Presidents shall perform such duties as may from time to time be assigned to them by the

Board of Directors or the Chairman of the Board or President.



Section 6.  Secretary.  The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors, and shall make proper record of the same, which shall be attested by him; give notice of meetings of shareholders and directors when notice is required to be given by the Corporation; produce on request of any shareholder at any meeting of shareholders, a certified list of shareholders of record as of the applicable record date who are entitled to vote, arranged in alphabetical order showing their respective addresses and the number of shares held by each; keep such books as may be required by the Board of

Directors; have all the authority and duties prescribed by law; and

perform such other and further duties as may from time to time be assigned to him by the Board of Directors or by the Chairman of the

Board, or President.



Section 7.  Treasurer.  The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills,

notes, deeds, bonds, shares and securities in other corporations, and similar property belonging to the Corporation, and shall do with the same as he may from time to time be directed by the Board of Directors or by the Chairman of the Board.  He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation,

including accounts of its assets, liabilities, receipts, disbursements,

gains, losses, stated capital and shares, together with such other accounts as may be required; and, upon the expiration of his term of office, shall turn over to his successor or to the Board of Directors,

all property, books, papers and money of the Corporation in his hands;

and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors or by the Chairman of the

Board, or President.



Section 8.  Other Officers.  Assistant Secretaries, Assistant Treasurers,

and other officers, if any, shall have such authority and duties as may be prescribed by the Board of Directors or by the Chairman of the Board,

or President.



Section 9.  Delegation of Duties.  The Board of Directors may delegate any or all of the authority and duties of an officer to any other officer or to a director or employee.



                               ARTICLE VI

                         CERTIFICATES FOR SHARES



Section l.  Form and Execution.  Certificates for shares, certifying the number of fully-paid shares owned, shall contain such statements as are required by law and shall otherwise be in such form as the Board of

Directors may from time to time determine, and shall be signed by the

Chairman of the Board, or in his absence, by the President or Executive

Vice President and by the Secretary, or in his absence, by the Treasurer.



Section 2.  Transfers.  Shares shall be transferable on the books of the

Corporation by the holders thereof in person or by duly authorized attorney upon surrender and cancellation of a certificate or certificates for a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation may reasonably require.

However, such right to transfer any shares may be restricted by option or retirement agreements entered into between the Corporation and any shareholders, whether executed before the adoption of these Regulations or at any time thereafter.



Section 3.  Lost Certificates.  No certificate for shares shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon the production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation to such extent and in such manner as the Board of Directors may from time to time prescribe or require, subject, however, to any order of a court having jurisdiction in such matters.



                               ARTICLE VII

                               AMENDMENTS



This Code of Regulations may be amended, or new regulations may be adopted, by the shareholders at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal;

provided, however, that the affirmative vote of the holders of shares entitling them to exercise in the aggregate not less than eighty percent

(80%) of the voting power of the Corporation shall be required to alter,

amend, adopt any provisions inconsistent with, or repeal, Section 2 of

ARTICLE I, Sections 1, 3, 4 and 8 of ARTICLE II and this ARTICLE VII.



                              ARTICLE VIII

                      Section 1701.831 of the Ohio
                       Revised Code Not Applicable


Section 1701.831 of the Ohio Revised Code does not apply to control share acquisitions of shares of the Corporation.